UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 19, 2003
Date of Report (Date of earliest event reported)

HOUSE OF BRUSSELS CHOCOLATES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29213	52-2202416
(State or other	(Commission File	(IRS Employer
Jurisdiction of incorporation	Number)	Identification No.)

Suite #208 - 750 Terminal Avenue,
Vancouver, V6A 2M5
British Columbia, Canada
(Address of principal executive offices)

(604) 713-8052
Registrant's telephone number, including area code

GREEN FUSION CORPORATION
(Former name or former address, if changed since last report)

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

          On November 19, 2003, House of Brussels Chocolates (USA), Ltd. (“HOBC (USA)”), a wholly owned subsidiary of House of Brussels Chocolates Inc. (“HOBC”), entered a Purchase Agreement with The Candy Jar, Inc., a California corporation (“TCJ”), whereby HOBC (USA) purchased certain assets for our business of manufacturing and retailing gourmet chocolate products. A copy of the Purchase Agreement is attached hereto as Exhibit “10.1.” In exchange for the purchased assets, HOBC (USA) paid a purchase price of $233,820.50 cash and 200,000 shares of restricted HOBC common stock. The funds utilized for the purchase were derived from cash of the Company.

          The terms and conditions of the Purchase Agreement were the result of arm's length negotiations. We believe the transaction was favorable to us in view of the market value of the assets purchased and the payment terms, although no formal appraisal or fairness opinion was done.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

10.1	Purchase Agreement
99.1	Press Release

ITEM 9.     REGULATION FD DISCLOSURE

          Pursuant to FD Rules 100(a) and Rule 101(e), a copy of the Registrant’s press release regarding the Purchase Agreement disclosed in Item 2 above is attached hereto as Exhibit “99.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSE OF BRUSSELS CHOCOLATES INC.

Date: November 24, 2003
	By:	/s/ L. Evan Baergen

L. Evan Baergen
President, Secretary,
Treasurer & Director